UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 11, 2009 (February 5, 2009)

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park
Building No. 20
Haifa, Israel	31905
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011 972 74 710 7171

N/A
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On February 5, 2009, the registrant received a Nasdaq Staff Notification of Deficiency and Compliance Letter indicating that the registrant had violated the shareholder approval rules under Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) (the "Rule") in connection with its sale during November and December of 2008 of units consisting of an aggregate of 1,662,500 common shares and warrants to acquire 1,662,500 common shares and an option to purchase an additional units consisting of 886,667 shares and warrants to acquire 886,667 shares. Subsequently, the investors in such issuances agreed that no warrants or options to purchase additional units consisting of shares and warrants would be exercised until six months after the original agreement dates. As a result the Nasdaq Staff determined that the registrant has regained compliance with the Rule and that upon issuance of a press release, which was issued on February 11, 2009, this matter is now closed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2009	PLURISTEM THERAPEUTICS INC. By: /s/ Yaky Yanay —————————————— Yaky Yanay Chief Financial Officer